UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT MESSAGE TO FELLOW HEI SHAREHOLDERS FROM THE CHAIRMAN OF YOUR BOARD OF DIRECTORS

If you have already voted FOR the proposed merger

YOUR BOARD OF DIRECTORS THANKS YOU FOR YOUR SUPPORT!

If you have not already voted FOR the proposed merger
between HEI and NextEra Energy

PLEASE TAKE A MOMENT TO REVIEW WHY
YOUR BOARD BELIEVES THE TRANSACTION WILL BENEFIT YOU –
AND VOTE FOR TODAY!

May 29, 2015

HEI’s June 10 reconvened Special Meeting of Shareholders is almost here and your vote FOR is extremely important. Our merger with NextEra Energy provides substantial value for HEI shareholders and is an essential part of assuring a more affordable clean energy future for Hawai’i. However, these benefits can only be realized if the merger is approved. Your “FOR” vote could be the difference. Not voting, or marking “Abstain” will have the same effect as a vote against the merger.

Because time is short, please vote FOR today by phone or online using the easy instructions on the enclosed proxy card. Please vote without delay. Your vote must be received before June 10th.

Vote FOR significant value for your HEI shares

Upon the completion of the merger and the spinoff of ASB Hawaii, for each HEI share you own you will be entitled to receive 0.2413 shares of NextEra Energy common stock; 0.3333 shares of ASB Hawaii, the parent company of American Savings Bank; and a special cash dividend of $0.50 per share. As of May 28, 2015, we estimate the total value of this package to be approximately $33.18 (based on analyst estimates of our bank’s value).

Assuming 100 HEI shares owned and transaction completion in 2015, HEI shareholders would receive an estimated dividend of $150 in 2016 ($50 from the special dividend, $80 from NextEra Energy and $20 from ASB Hawaii) and a total dividend of $100 annually thereafter — and that’s before potential dividend growth.

Over the past 10 years, NextEra Energy has substantially grown both dividends and adjusted earnings per share (averaging 8% growth annually), and has achieved a 10-year total shareholder return of 300% — better than HEI. And while ASB Hawaii has contributed to your HEI dividends indirectly for years, after the merger and spinoff ASB Hawaii will pay dividends to you directly and expects those dividends to grow over time.

Vote FOR significant value and increased savings to Hawaiian Electric’s customers

The merger would improve and accelerate our ability to achieve a more affordable clean energy future for Hawaii, helping us increase renewable energy, modernize our grid, reduce Hawai’i’s dependence on imported oil, integrate more rooftop solar energy and, importantly, lower customer bills.

Subject to regulatory approval, NextEra Energy and Hawaiian Electric have made a number of commitments to benefit Hawaiian Electric customers, including approximately $60 million in quantified customer savings and a commitment to not request a general base rate increase for at least four years after the merger closes. On top of these benefits, additional customer savings are anticipated due to NextEra Energy’s large size and stronger credit rating.

PLEASE VOTE YOUR SHARES FOR TODAY!

If you need any information to help you make a voting decision or would like assistance submitting your vote, please contact HEI Shareholder Services at 808.532.5841 (toll-free 866.672.5841) or invest@hei.com.

Thank you for your continued support. We’re confident that merging with NextEra Energy represents substantial value for your investment and will deliver significant benefits to our shareholders, our customers, our employees and the communities we serve.

Mahalo,

Jeffrey N. Watanabe

Chairman of the Board of Directors

Hawaiian Electric Industries, Inc.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE and HEI caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction, including the value of a potential tax basis step up, may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s or NEE’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the “SEC”). These risks, as well as other risks associated with the merger, are more fully discussed in the definitive proxy statement/prospectus that is included in the Registration Statement on Form S-4 that NEE has filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in NEE’s and HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither NEE nor HEI undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

In connection with the proposed transaction between NEE and HEI, NEE filed with the SEC a registration statement on Form S-4 that includes a definitive proxy statement of HEI and that also constitutes a prospectus of NEE. The registration statement was declared effective by the SEC on March 26, 2015. HEI first mailed the definitive proxy statement/prospectus to its shareholders on March 30, 2015. NEE and HEI may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT HAVE BEEN OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from NEE’s website (www.investor.nexteraenergy.com) under the heading “Investor Relations” and then under the heading “SEC Filings.” You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at a joint website launched by the companies at www.forhawaiisfuture.com.